Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT
dated as of November 5, 2025

BMS Ireland Capital Funding Designated Activity Company

€750,000,000 2.973% Notes due 2030
€1,150,000,000 3.363% Notes due 2033
€1,150,000,000 3.857% Notes due 2038
€750,000,000 4.289% Notes due 2045
€1,200,000,000 4.581% Notes due 2055

(as fully and unconditionally guaranteed by Bristol Myers Squibb Company)

New York, New York
 November 5, 2025

To the Representatives named in
Schedule IV hereto of the
Underwriters named in
Schedule V hereto

Ladies and Gentlemen:

BMS Ireland Capital Funding Designated Activity Company, a designated activity company limited by shares, incorporated under the laws of Ireland (the “Company”), proposes to sell to the several underwriters named in Schedule V hereto (the “Underwriters”) for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Notes”), to be issued under an indenture dated as of October 31, 2025 (the “Base Indenture”), as supplemented by the first supplemental indenture, to be dated as of November 10, 2025 (the “Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), among the Company, Bristol-Myers Squibb Company, a corporation organized under the laws of Delaware (the “Guarantor”) and The Bank of New York Mellon, as Trustee (the “Trustee”), which will be fully and unconditionally guaranteed by the Guarantor (the “Guarantees” and the Notes and the Guarantees together, the “Securities”). To the extent there are no additional Underwriters listed on Schedule V other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 26 hereof.

1.          Representations and Warranties.  Each of the Company and the Guarantor jointly and severally represents and warrants to, and agrees with, each Underwriter that:

(a)       An “automatic shelf registration statement” as defined under Rule 405 of the Act on Form S-3 in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, became effective in such form; no other document with respect to such registration statement (including all documents incorporated by reference therein) has heretofore been filed or transmitted for filing with the Commission (other than the documents heretofore incorporated by reference therein and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement, or any part thereof, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of either the Company or the Guarantor, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by either the Company or the Guarantor; the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” (as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)       No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein is the Underwriter Information (as defined below));

(c)       For the purposes of this Agreement, the “Applicable Time” is 12:35 p.m. (New York City time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared (and to be subsequently filed) pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement or the Pricing Prospectus and will not conflict with the information to be contained in the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantor in writing by such Underwriter through you expressly for use therein provided that the parties hereto agree that the only such information provided by the Underwriters to the Company or the Guarantor consists of the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” and the information concerning short sales, purchases to cover positions created by short sales by the Underwriters and stabilizing transactions and contained in the seventh and eighth paragraphs under the caption “Underwriting” (such information, the “Underwriter Information”).

(d)       The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Basic Prospectus, any Pricing Prospectus, and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(e)       The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, when they became effective or were filed with the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when read together with the other information in the Pricing Disclosure Package; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading when read together with the other information in the Pricing Disclosure Package; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein is the Underwriter Information); and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(f)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives for use therein (it being understood and agreed that the only such information furnished in writing to the Company or the Guarantor by an Underwriter through the Representatives expressly for use therein is the Underwriter Information);

(g)       Neither the Company, the Guarantor nor any of its Significant Subsidiaries, as defined in Rule 1-02 (w) of Regulation S-X under the Act (the “Significant Subsidiaries”), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material change in the capital stock or long-term debt of the Guarantor or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus;

(h)       (i) The Company has been duly incorporated and is validly existing as a designated activity company limited by shares in good standing under the laws of Ireland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus; and (ii) the Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(i)        The Guarantor has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company and the Guarantor, respectively, have been duly and validly authorized and issued and are fully paid and non-assessable;

(j)        The Notes have been duly authorized by the Company, and when executed and authenticated in accordance with the terms of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, and assuming the due authorization, execution and delivery by the Trustee, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Indenture, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the rights and remedies of creditors generally and by general principles of equity (collectively, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture, subject to the Enforceability Exceptions and except as rights to indemnification and contribution may be limited under applicable law; and the Guarantees have been duly authorized by the Guarantor and, when executed and authenticated in accordance with the terms of the Indenture, and the Notes are duly delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, and assuming the due authorization, execution and delivery by the Trustee, will constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms and the terms of the Indenture, subject to the Enforceability Exceptions;

(k)       The Indenture has been duly authorized, and, assuming due execution and delivery by the Trustee, when executed and delivered by the Company and the Guarantor, will be a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to the Enforceability Exceptions;

(l)        The Indenture and the Securities will conform, in all material respects, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented, and the Indenture will comply with the requirements for qualification under the Trust Indenture Act;

(m)      This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor;

(n)       None of the issuance and sale of the Securities, the execution, delivery and performance by either the Company or the Guarantor of their obligations under this Agreement and the Indenture (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either the Company or the Guarantor is a party or by which either the Company or the Guarantor is bound or to which any of the property or assets of either the Company or the Guarantor is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Guarantor and its subsidiaries (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the Certificate of Incorporation or Constitution (or equivalent organizational documents) of the Company or the Certificate of Incorporation or By-laws of the Guarantor; or (iii) result in any violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over either the Company or the Guarantor or any of their properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities and the execution, delivery and performance by either the Company or the Guarantor of this Agreement and the Indenture, except in each case (1) such as either the Company or the Guarantor is not required to have obtained or made as of the date hereof, but will have been obtained prior to the Closing Date or, to the extent applicable, within the prescribed period under applicable law; (2) such as have been obtained (or in the case of a filing, made) and are in full force and effect; and (3) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the transactions contemplated thereby, and solely in connection with either the Company’s or the Guarantor’s obligations under the federal securities laws;

(o)       The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities of Finance Sub and Related Guarantees” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, are accurate, complete and fair in all material respects;

(p)       Neither the Company nor the Guarantor or any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect;

(q)       Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or the Guarantor or any of its Significant Subsidiaries is a party or of which any property of the Company or the Guarantor or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or the Guarantor or any of its Significant Subsidiaries, could reasonably be expected to have, individually or in the aggregate, either (a) a Material Adverse Effect or (b) a material adverse effect on the performance of this Agreement, the Indenture or the Securities; and, to the best of the Company’s and the Guarantor’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r)        Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s and the Guarantor’s knowledge, the Company and the Guarantor and its Significant Subsidiaries each possesses or has the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor the Guarantor or any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as described in the Pricing Disclosure Package and the Prospectus, to the Company’s and the Guarantor’s knowledge the use of the Intellectual Property Rights in connection with the business and operations of the Guarantor and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect;

(s)        Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor the Guarantor or any of its Significant Subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court, in any case relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”); (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is subject to any environmental laws; (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws; or (iv) has received any written notice of any claim under any environmental laws and the Company and the Guarantor are not aware of any pending investigation that could reasonably be expected to lead to such a claim, in each such case, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect;

(t)        The Company and the Guarantor are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(u)       (i) (A) At the time of filing the Registration Statement; (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus); and (C) at the time either the Company or the Guarantor (or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act)) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company, the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act;

(v)       Except as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect, the Company, the Guarantor and the Company’s and the Guarantor’s directors or officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(w)      Deloitte & Touche LLP, who has audited certain financial statements of the Guarantor and its subsidiaries contained or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus and audited the Guarantor’s internal control over financial reporting is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(x)       Subject to the assumptions, limitations, qualifications and conditions set forth therein, the statements made in the Pricing Disclosure Package and the Prospectus under the heading “Material United States Federal Income Tax Considerations” insofar as they relate to matters of United States federal income tax law constitute a fair summary in all material respects of the matters so discussed;

(y)       The Guarantor maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Guarantor’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of December 31, 2024, the Guarantor’s internal control over financial reporting was effective. The Guarantor is not aware of any material weaknesses in its internal control over financial reporting;

(z)       Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, other than as disclosed in the Pricing Prospectus and the Prospectus, there has been no change in the Guarantor’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Guarantor’s internal control over financial reporting;

(aa)      Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, (i) the Company and the Guarantor have not been notified of, and have no knowledge of any material security breach or other compromise of or relating to any of the Company’s or Guarantor’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company or the Guarantor), equipment or technology (collectively, “IT Systems and Data”), except in the case of this clause (i) as would not, individually or in the aggregate, result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Guarantor; (ii) the Company and the Guarantor are presently in compliance with applicable laws or statutes relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, expect as would not, individually or in the aggregate, have a result in a material adverse effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Guarantor; and (iii) the Company and the Guarantor have implemented backup and disaster recovery technology consistent with industry standards and practices;

(bb)     The Guarantor maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Guarantor and its subsidiaries is made known to the Guarantor’s principal executive officer and principal financial officer by others within those entities; and, as of December 31, 2024, such disclosure controls and procedures were effective; and

(cc)      The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

Any certificate signed by any officer of either the Company or the Guarantor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by either the Company or the Guarantor, as applicable, as to matters covered thereby, to each Underwriter.

2.          Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.          Delivery and Payment.  Delivery of, and payment for, the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives, the Company and the Guarantor or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities to be purchased by each Underwriter hereunder will be represented by one or more global notes in book-entry form which will be deposited by or on behalf of the Company through a common depositary for Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank S.A./N.V. (“Euroclear”), as operator of the Euroclear system.

The Company will instruct that the Securities be delivered to the Settlement Lead Manager (as defined herein) by directing Clearstream or Euroclear to credit the Securities to the account of the Settlement Lead Manager at Clearstream or Euroclear against:

(a) payment by the Settlement Lead Manager of the aggregate amount of gross proceeds, as set forth in Schedule I hereto, therefor by a wire transfer, denominated in euros, of immediately available funds to the account specified by the Company (such account to be specified at least forty-eight hours in advance of the Closing Date) to the Settlement Lead Manager or at such other place and time and date as the Settlement Lead Manager and the Company may agree upon in writing; and

(b) concurrent payment by the Guarantor of the aggregate amount of underwriting commissions, as set forth in Schedule I hereto, therefor by a wire transfer, denominated in U.S. dollars, of immediately available funds to the account specified by the Settlement Lead Manager (such account to be specified at least forty-eight hours in advance of the Closing Date) to the Guarantor or at such other place and time and date as the Guarantor and the Settlement Lead Manager may agree upon in writing. The aggregate amount of underwriting commissions shall have been translated into U.S. dollars at the rate of €1.00 to $1.14880, the euro/U.S. dollar rate of exchange as reported on the Bloomberg page “BFIX” as of 12:00 p.m. (London Time) on the date of this Agreement.

The Company will cause the certificates representing the Securities to be made available to the Settlement Lead Manager for checking at least twenty-four hours prior to the Closing Date.

4.          Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Pricing Disclosure Package.

5.          Agreements. Each of the Company and the Guarantor jointly and severally agrees with each Underwriter:

(a)       To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof as they shall reasonably request; to prepare a final term sheet in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act (the “Final Term Sheet”); to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173 under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after they receive notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Pricing Prospectus or any amended Pricing Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Pricing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its reasonable efforts to obtain the withdrawal of such order;

(b)       Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith neither the Company nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

(c)       If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company or the Guarantor will (i) promptly notify the Representatives so that any use of the Pricing Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request;

(d)       Prior to 5:00 p.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time during any period when the Prospectus is required to be delivered in connection with the offering and sale of the Securities, to furnish the Underwriters with electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, if any, (excluding any documents incorporated by reference therein to the extent available through the Commission’s EDGAR system), and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their reasonable request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e)       To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Guarantor, Rule 158);

(f)        To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act; provided, however, that any such required filing fees shall be paid prior to the Closing Date;

(g)       To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h)       To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s and the Guarantor’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act; and

(i)        Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of either the Company or the Guarantor to facilitate the sale or resale of the Securities.

6.          Further Agreements.

(a)       (i) The Company and the Guarantor jointly and severally represent and agree that, other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, they have not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)     each Underwriter represents and agrees that, without the prior consent of the Company, the Guarantor and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than one or more term sheets relating to the Securities that do not require either the Company or the Guarantor to file any material with the Commission other than the filing of the Final Term Sheet within two days as provided in Rule 433(d)(5)(ii); and

(iii)     any such free writing prospectus the use of which has been consented to by the Company, the Guarantor and the Representatives (including the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof and any other filing relating to the Securities made in reliance on the exemption of Rule 163 under the Act) is listed on Schedule III(a) hereto;

(b)       The Company and the Guarantor have complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)       The Company and the Guarantor agree that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company or the Guarantor will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company and the Guarantor by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company and the Guarantor by an Underwriter through the Representatives expressly for use therein is the Underwriter Information).

(d)       The Company and the Guarantor shall use commercially reasonable efforts to cause the Securities to be listed for trading on the New York Stock Exchange (the “NYSE”) as promptly as practicable after the date of the issuance of the Securities.

7.          Expenses.  The Company and the Guarantor jointly and severally covenant and agree with the several Underwriters that, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and the Company’s and the Guarantor’s accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement, the Basic Prospectus, the Pricing Prospectus, Pricing Disclosure Package, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments or supplements to any of the foregoing, prepared by or on behalf of, used by, or referred to by the Company and the Guarantor and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, ii) all costs and expenses related to the transfer and delivery of the Securities to the Settlement Lead Manager, including any transfer or other taxes payable thereon, iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 1(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, iv) any fees charged by securities rating services for rating the Securities; v) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities, vi) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, including the listing of such Securities on the NYSE, vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, viii) the cost of the preparation, issuance and delivery of the Securities, ix) the costs and expenses of the Company and the Guarantor relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and the Guarantor, travel and lodging expenses of the representatives and officers of the Company and the Guarantor and any such consultants in connection with the road show, and x) all other cost and expenses incident to the performance of the obligations of the Company and the Guarantor hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 and Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make related to such resales.

8.          Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantor contained herein as of the Closing Date, to the accuracy of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:

(a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof and any other material required to be filed by the Company and the Guarantor pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)       The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Kirkland & Ellis LLP, outside counsel for the Guarantor, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. Such opinion and negative assurance letter shall be rendered to the Underwriters at the request of the Guarantor and shall so state therein. The Guarantor intends and agrees that Kirkland & Ellis LLP is authorized to rely upon all of the representations made by the Guarantor in this Agreement in connection with rendering its opinions pursuant to this subsection;

(c)       The Underwriters shall have received on the Closing Date an opinion of Arthur Cox LLP, outside counsel for the Company as to Irish law, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. The Company intends and agrees that Arthur Cox is authorized to rely upon all of the representations made by the Company in this Agreement in connection with rendering its opinions pursuant to this subsection;

(d)       The Underwriters shall have received on the Closing Date an opinion of internal counsel to the Guarantor in form and substance reasonably satisfactory to the Underwriters;

(e)       The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Pricing Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and the Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(f)        On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, Deloitte & Touche LLP shall furnish to the Underwriters in form and substance reasonably satisfactory to the Underwriters and their counsel, a letter containing information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information with respect to the Guarantor included or incorporated by reference in the Pricing Prospectus and the Prospectus dated as of the date hereof and as of the Closing Date, respectively;

(g)       Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Pricing Prospectus that, in judgment of the Representatives, is so material and adverse as to make it impracticable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement;

(h)       On or after the Applicable Time, other than any downgrade, notice of any intended or potential downgrading of, or any review for a possible change consisting of, a “one notch” downgrade by either of S&P Global Ratings (“S&P”) and/or Moody’s Investor Services (“Moody’s”) in (x) the rating accorded the Company, the Guarantor or any of the securities of the Guarantor or any of its subsidiaries or (y) the rating outlook for the Company or the Guarantor, there shall not have occurred any downgrading, or notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change by S&P or Moody’s in (i) the rating accorded the Company, the Guarantor or any of the securities of the Guarantor or any of its subsidiaries or (ii) the rating outlook for the Company or the Guarantor;

(i)        On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States; or (v) any change in national or international financial, political or economic conditions, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering, sale or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(j)        The Company and the Guarantor shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(k)       Each of the Company and the Guarantor shall have furnished or caused to be furnished to the Representatives at the Closing Date a certificate, dated the Closing Date and signed by an officer of the Company and the Guarantor, on behalf of the Company and the Guarantor, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Guarantor herein at and as of such Closing Date, as to the performance by the Company and the Guarantor of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to the matters set forth in subsections (a), (f) and (g) of this Section.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company or the Guarantor in writing or by telephone or facsimile confirmed in writing.

9.          Reimbursement of Underwriters’ Expenses.  If this Agreement shall be terminated pursuant to Section 11 hereof, the Company and the Guarantor shall not then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company and the Guarantor as provided herein (other than the occurrence of any of the events described in clauses (ii) (solely to the extent that such event is not caused by conduct of the Company or the Guarantor), (iii), (iv) or (v) of Section 8(h)), the Company and the Guarantor, jointly and severally, will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company and the Guarantor shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Sections 7 and 10 hereof.

10.        Indemnification and Contribution.

(a)       The Company and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (otherwise than as a result of a breach by an Underwriter of Section 6(a) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, in the light of the circumstances under which they were made) not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission based upon any Underwriter Information;

(b)       Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantor, their directors, their officers and each person, if any, who controls the Company and the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantor to such Underwriter, but only with respect to any Underwriter Information;

(c)       Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if the indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to the indemnified party which may be different from or additional to those available to the indemnifying party and that the existence of such different or additional defenses creates, in the reasonable judgment of such indemnified party, a conflict in connection with the joint representation of the indemnified party and the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties unless any indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to it which may be different from or additional to those available to another indemnified party and that the existence of such different or additional defense creates, in its reasonable judgment, a conflict in connection with the joint representation of the indemnified parties, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of a separate single law firm (and any reasonably necessary local counsel) employed by each such indemnified party to which such conflict relates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party;

(d)       If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the Guarantor bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantor on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint;

(e)       The obligations of the Company and the Guarantor under this Section 10 shall be in addition to any liability which the Company and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company and the Guarantor who signed the Registration Statement and each director of the Company and the Guarantor and to each person, if any, who controls the Company and the Guarantor within the meaning of the Act; and

(f)        For purposes of this Section 10, the parties agree that any loss incurred by an Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than euros and as a result of any variation as between i) the rate of exchange at which the euro amount is converted into Judgment Currency for the purpose of such judgment or order, and ii) the rate of exchange at which such Underwriter is able to purchase euros on the business day following actual receipt by such Underwriter of any sum adjudged or ordered to be so due in the Judgment Currency with the amount of the Judgment Currency actually received by such Underwriter shall constitute indemnifiable losses pursuant to this section. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with purchase or, or conversion into, the relevant currency.

11.        Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Company or the Guarantor. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Pricing Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Guarantor and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12.        Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and the Guarantor or their officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Company or the Guarantor or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 10 hereof shall survive the termination or cancelation of this Agreement.

13.        Disclosure Authorization.  The Company and the Guarantor are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

14.        Authority of Representatives.  In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters. The execution of this Agreement by each Underwriter constitutes agreement to, and acceptance of, this Section 14.

15.        Notices. All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to the Representatives shall be delivered or sent by electronic communication, mail, or facsimile transmission to the Representatives at their respective addresses as set forth in Schedule IV and (ii) if to the Company and the Guarantor shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to the address of the Company and the Guarantor set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by electronic communication, mail, telex or facsimile transmission to such Underwriter at its address, such address which will be supplied to the Company and the Guarantor by such Underwriter upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.        Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.        Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18.        Time of the Essence.  Time shall be of the essence of this Agreement.

19.        No Fiduciary Duty. The Company and the Guarantor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantor, on the one hand, and the several Underwriters, on the other; (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of either the Company or the Guarantor; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of either the Company or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising either the Company or the Guarantor on other matters) or any other obligation to either the Company or the Guarantor except the obligations expressly set forth in this Agreement; and (d) the Company and the Guarantor have consulted their own legal and financial advisors to the extent they deemed appropriate. Each of the Company and the Guarantor agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to either the Company or the Guarantor, in connection with such transaction or the process leading thereto.

20.        Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding by and amongst the Company, the Guarantor and the Representatives, the Company and the Guarantor each acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)       the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Representatives to the Company and the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)      the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)     the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the Company and the Guarantor of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability;

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)       the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)       For the purposes of this Section 20:

(i)      “Bail-in Legislation” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time (the “EU Bail-in Legislation”) or, (ii) in the case of the United Kingdom, the “U.K. Bail-in Legislation”;

(ii)     “Bail-in Powers” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, any Write-down and Conversion Powers as defined in relation to the EU Bail-in Legislation and (ii) in the case of the United Kingdom, the powers under the U.K. Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability (“U.K. Bail-in Powers”);

(iii)    “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

(iv)    “BRRD Liability” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, a liability in respect of which the relevant Write Down and Conversion Powers under the EU Bail-in Legislation may be exercised and (ii) in the case of the United Kingdom, a liability in respect of which the U.K. Bail-in Powers may be exercised;

(v)     “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage);

(vi)    “U.K. Bail-in Legislation” means Part I of the U.K. Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); and

(vii)   “Relevant Resolution Authority” means the resolution authority with the ability to exercise the relevant Bail-in Powers in relation to the relevant Underwriter.

21.        Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) by and amongst the Company, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

22.        Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

23.        Waiver of Jury Trial.  The Company, the Guarantor and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.        Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

25.        Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

26.        Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City, London or Ireland, or any day which T2 is open for the settlement of payments in Euros.

“Commission” shall mean the Securities and Exchange Commission.

“Electronic Signatures” shall mean any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Rule 415”, “Rule 424” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

27.        Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 27, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

28.        Agreement Among Underwriters. The execution of this Agreement by each Underwriter constitutes the acceptance of each Underwriter of the ICMA Agreement Among Managers Version 1/New York Schedule, subject to any amendment notified to the Underwriters in writing at any time prior to the execution of this Agreement. References therein to the “Managers” shall be deemed to refer to the Underwriters, references to “Lead Managers” shall be deemed to refer to the Representatives, references to “Settlement Lead Manager” shall be deemed to refer to Barclays Bank plc and “Subscription Agreement” means the Underwriting Agreement. As applicable to the Underwriters, Clause 3 of the ICMA Agreement Among Managers Version 1/New York Schedule shall be deemed to be deleted in its entirety and replaced with Section 11 of this Agreement.

29.        Stabilization. The Company and the Guarantor hereby authorize Barclays Bank plc as the “Stabilizing Manager” to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of either the Company or the Guarantor and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule II hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

30.        Commissionaire Account Third Party Rights. The Settlement Lead Manager or such other representative as the Underwriters may agree to settle the Securities (the “Settlement Bank”) acknowledges that the Securities will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the purchase price set forth in Schedule I hereto into the Commissionaire Account on a delivery against payment basis. The Settlement Bank acknowledges that (i) the Securities shall be held to the order of the Company as set out above and (ii) the purchase price set forth in Schedule I hereto for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the purchase price set forth in Schedule I hereto will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian or Luxembourg Civil Code, as applicable, in respect of the Commissionaire Account.

31.        Product Governance Rules (U.K.). Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)       Each of Citigroup Global Markets Limited, Barclays Bank plc, BNP PARIBAS, J.P. Morgan Securities plc, and Société Générale (each a “U.K. Manufacturer” and together the “U.K. Manufacturers”) acknowledges that it understands the responsibilities conferred upon it under the U.K. MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus and announcements in connection with the Securities; and

(b)       The other Underwriters (other than those subject to the U.K. MiFIR Product Governance Rules), the Company and the Guarantor note the application of the U.K. MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the U.K. Manufacturers and the related information set out in the Prospectus and announcements in connection with the Securities.

32.        Product Governance Rules (EU). Solely for the purposes of the requirements of Article 9 of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “EU Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the EU Product Governance Rules:

(a)       Société Générale (an “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus in connection with the Securities; and

(b)       The other Underwriters (other than those subject to the EU Product Governance Rules), the Company and the Guarantor note the application of the EU Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturer and the related information set out in the Prospectus and announcements in connection with the Securities.

33.        Agent for Service of Process. The Company appoints the Guarantor, with the Guarantor’s office at the address of the Guarantor as set forth in the Registration Statement, as its agent for service of process or other legal summons for purposes of any related proceeding for this Agreement.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us your counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall represent a binding agreement by and amongst the Company, the Guarantor and the several Underwriters.

Very truly yours,

BMS IRELAND CAPITAL FUNDING DESIGNATED ACTIVITY COMPANY, as the COMPANY

By:	/s/ Daragh Byrne
	Name:	Daragh Byrne
	Title:	Director

BRISTOL-MYERS SQUIBB COMPANY, as the GUARANTOR

By:	/s/ Sandra Ramos-Alves
	Name:	Sandra Ramos-Alves
	Title:	Senior Vice President and Treasurer

[Signature page to the Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Citigroup Global Markets Limited

By:	/s/ Paula Clarke
	Name:	Paula Clarke
	Title:	Delegated Signatory

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Barclays Bank PLC

By:	/s/ James Gutow
	Name:	James Gutow
	Title:	Managing Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

BNP PARIBAS

By:	/s/ Rafael Ribeiro
	Name:	Rafael Ribeiro
	Title:	Managing Director

By:	/s/ Christian Stewart
	Name:	Christian Stewart
	Title:	Managing Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

J.P. Morgan Securities plc

By:	/s/ Robert Chambers
	Name:	Robert Chambers
	Title:	Executive Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Société Générale

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Head of Debt Capital Markets

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

BofA Securities Europe SA

By:	/s/ Pierre Brette
	Name:	Pierre Brette
	Title:	Managing Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Wells Fargo Securities International Limited

By:	/s/ Bradley Cooper
	Name:	Bradley Cooper
	Title:	Executive Director, DCM

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Deutsche Bank Aktiengesellschaft

By:	/s/ Kevin Prior
	Name:	Kevin Prior
	Title:	Managing Director

By:	/s/ John Han
	Name:	John Han
	Title:	Managing Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Goldman Sachs & Co. LLC

By:	/s/ Karim Saleh
	Name:	Karim Saleh
	Title:	Managing Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

HSBC Continental Europe

By:	/s/ Christophe Sarragozi
	Name:	Christophe Sarragozi
	Title:	Director Debt Capital Markets

By:	/s/ Jérôme Pellet
	Name:	Jérôme Pellet
	Title:	Managing Director Debt Capital Markets

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Mizuho International plc

By:	/s/ Manabu Shibuya
	Name:	Manabu Shibuya
	Title:	Authorised Signatory

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Morgan Stanley & Co. International plc

By:	/s/ Kathryn McArdle
	Name:	Kathryn McArdle
	Title:	Executive Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

UBS AG London Branch

By:	/s/ Edward Mulderrig
	Name:	Edward Mulderrig
	Title:	Managing Director

By:	/s/ Perry Ward
	Name:	Perry Ward
	Title:	Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

MUFG Securities (Europe) N.V.

By:	/s/ Sophie Horreard
	Name:	Sophie Horreard
	Title:	Authorized signatory

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

SMBC Bank International plc

By:	/s/ Marko Milos
	Name:	Marko Milos
	Title:	Authorised Signatory

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Standard Chartered Bank

By:	/s/ Rajan Bagri
	Name:	Rajan Bagri
	Title:	Managing Director, Debt Capital Markets

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

U.S. Bancorp Investments, Inc.

By:	/s/ William Carney
	Name:	William Carney
	Title:	Senior Vice President

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

PNC Capital Markets LLC

By:	/s/ Dylan Haas
	Name:	Dylan Haas
	Title:	Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Scotiabank (Ireland) Designated Activity Company

By:	/s/ James Walter
	Name:	James Walter
	Title:	Head of Legal, Europe

By:	/s/ Nicola Vavasour
	Name:	Nicola Vavasour
	Title:	Chief Executive Officer

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

CAVU Securities LLC

By:	/s/ Gregory A. Parsons
	Name:	Gregory A. Parsons
	Title:	CEO, CAVU Securities LLC

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Blaylock Van, LLC

By:	/s/ Eric Standifer
	Name:	Eric Standifer
	Title:	CEO

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Bridgeway Securities Corp

By:	/s/ Jasen Blakney
	Name:	Jasen Blakney
	Title:	Director

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

Independence Point Securities LLC

By:	/s/ Meghan Siripurapu
	Name:	Meghan Siripurapu
	Title:	Partner

[BMS UA – Signature Page]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date specified in Schedule I hereto.

TIGRESS FINANCIAL PARTNERS LLC

By:	/s/ Cynthia DiBartolo
	Name:	Cynthia DiBartolo
	Title:	Chief Executive Officer

[BMS UA – Signature Page]

SCHEDULE I

Final Pricing Term Sheet

Issuer Free Writing Prospectus, dated
November 5, 2025
Filed Pursuant to Rule 433 of the
Securities Act of 1933
Registration Statement Nos. 333-283810
and 333-283810-01

BMS Ireland Capital Funding Designated Activity Company
 (as fully and unconditionally guaranteed by Bristol-Myers Squibb Company)

Pricing Term Sheet
 November 5, 2025

€5,000,000,000 aggregate principal amount, consisting of:

€750,000,000 2.973% Notes due 2030
€1,150,000,000 3.363% Notes due 2033
€1,150,000,000 3.857% Notes due 2038
€750,000,000 4.289% Notes due 2045
€1,200,000,000 4.581% Notes due 2055
(together, the “Notes”)

This pricing term sheet (the “Pricing Term Sheet”) supplements the preliminary prospectus supplement filed by BMS Ireland Capital Funding Designated Activity Company (the “Issuer”) and Bristol Myers Squibb Company (the “Parent”) on November 3, 2025 (the “Preliminary Prospectus Supplement”) and the accompanying prospectus dated October 31, 2025 (the “Prospectus”) and supersedes the information in the Preliminary Prospectus Supplement and Prospectus. Other information (including financial information) presented in the Preliminary Prospectus Supplement is deemed to have changed to the extent effected by the changes described herein. Otherwise, this Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement and the Prospectus and should be read together with the Preliminary Prospectus Supplement, the Prospectus and the documents incorporated or deemed to be incorporated by reference therein before a decision is made in connection with an investment in the Notes. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

1

General Terms

Issuer:	BMS Ireland Capital Funding Designated Activity Company
Guarantor:	Bristol-Myers Squibb Company
Offering Format:	SEC Registered
Trade Date:	November 5, 2025
Settlement Date*:	November 10, 2025 (T+3)
Denominations:	€100,000 and integral multiples of €1,000 in excess thereof
Expected Issue Ratings**:	[***]
Target Market:
No PRIIPs or UK PRIIPs KID – Manufacturer target market (MiFID II and UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

Aggregate Gross Proceeds (before estimated expenses and underwriting commission):	€5,000,000,000
Expected Listing:	New York Stock Exchange
Day Count Convention:	Actual/Actual (ICMA)
Redemption for Tax Reasons:
In the event of certain developments affecting taxation, the Issuer will have the right, at its option, to redeem the Notes of a series, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, to, but excluding, the date of redemption.

Issuer’s LEI:	9845002AC2D55DFID596

€750,000,000 2.973% Notes due 2030

Principal Amount:	€750,000,000
Maturity Date:	November 10, 2030
Price to Public:	100.000% of principal amount
Yield to Maturity:	2.973%
Interest Payment Dates:	November 10, commencing November 10, 2026
Interest Rate:	2.973% annually, accruing from and including November 10, 2025
Spread to Benchmark Bund:	+69.3 bps
Benchmark Bund:	OBL 2.200% due October 10, 2030
Benchmark Bund Price and Yield:	99.620; 2.280%
Spread to Mid-Swaps:	+60 bps
Mid-Swaps Yield:	2.373%
Make-Whole Call:	Prior to October 10, 2030 at OBL + 10 bps
Par Call Date:	On or after October 10, 2030
Underwriting Commission:	0.300%
CUSIP / ISIN / Common Code:	05594K AA4 / XS3215466254 / 321546625

2

€1,150,000,000 3.363% Notes due 2033

Principal Amount:	€1,150,000,000
Maturity Date:	November 10, 2033
Price to Public:	100.000% of principal amount
Yield to Maturity:	3.363%
Interest Payment Dates:	November 10, commencing November 10, 2026
Interest Rate:	3.363% annually, accruing from and including November 10, 2025
Spread to Benchmark Bund:	+84.1 bps
Benchmark Bund:	DBR 2.600% due August 15, 2033
Benchmark Bund Price and Yield:	100.540; 2.522%
Spread to Mid-Swaps:	+80 bps
Mid-Swaps Yield:	2.563%
Make-Whole Call:	Prior to August 10, 2033 at DBR + 15 bps
Par Call Date:	On or after August 10, 2033
Underwriting Commission:	0.400%
CUSIP / ISIN / Common Code:	05594K AB2 / XS3215466338 / 321546633

€1,150,000,000 3.857% Notes due 2038

Principal Amount:	€1,150,000,000
Maturity Date:	November 10, 2038
Price to Public:	100.000% of principal amount
Yield to Maturity:	3.857%
Interest Payment Dates:	November 10, commencing November 10, 2026
Interest Rate:	3.857% annually, accruing from and including November 10, 2025
Spread to Benchmark Bund:	+93.5 bps
Benchmark Bund:	DBR 1.000% due May 15, 2038
Benchmark Bund Price and Yield:	80.090; 2.922%
Spread to Mid-Swaps:	+105 bps
Mid-Swaps Yield:	2.807%
Make-Whole Call:	Prior to August 10, 2038 at DBR + 15 bps
Par Call Date:	On or after August 10, 2038
Underwriting Commission:	0.450%
CUSIP / ISIN / Common Code:	05594K AC0 / XS3215466411 / 321546641

3

€750,000,000 4.289% Notes due 2045

Principal Amount:	€750,000,000
Maturity Date:	November 10, 2045
Price to Public:	100.000% of principal amount
Yield to Maturity:	4.289%
Interest Payment Dates:	November 10, commencing November 10, 2026
Interest Rate:	4.289% annually, accruing from and including November 10, 2025
Spread to Benchmark Bund:	+115.9 bps
Benchmark Bund:	DBR 2.500% due July 4, 2044
Benchmark Bund Price and Yield:	91.190; 3.130%
Spread to Mid-Swaps:	+135 bps
Mid-Swaps Yield:	2.939%
Make-Whole Call:	Prior to May 10, 2045 at DBR + 20 bps
Par Call Date:	On or after May 10, 2045
Underwriting Commission:	0.625%
CUSIP / ISIN / Common Code:	05594K AD8 / XS3215466502 / 321546650

€1,200,000,000 4.581% Notes due 2055

Principal Amount:	€1,200,000,000
Maturity Date:	November 10, 2055
Price to Public:	100.000% of principal amount
Yield to Maturity:	4.581%
Interest Payment Dates:	November 10, commencing November 10, 2026
Interest Rate:	4.581% annually, accruing from and including November 10, 2025
Spread to Benchmark Bund:	+132.9 bps
Benchmark Bund:	DBR 2.500% due August 15, 2054
Benchmark Bund Price and Yield:	86.070; 3.252%
Spread to Mid-Swaps:	+165 bps
Mid-Swaps Yield:	2.931%
Make-Whole Call:	Prior to May 10, 2055 at DBR + 20 bps
Par Call Date:	On or after May 10, 2055
Underwriting Commission:	0.650%
CUSIP / ISIN / Common Code:	05594K AE6 / XS3215466767 / 321546676

4

Joint Lead Managers and Joint Book- Running Managers:	Citigroup Global Markets Limited
Barclays Bank PLC
BNP PARIBAS
J.P. Morgan Securities plc
Société Générale
Joint Book-Running Managers:	BofA Securities Europe SA
Wells Fargo Securities International Limited
Deutsche Bank Aktiengesellschaft
Goldman Sachs & Co. LLC
HSBC Continental Europe
Mizuho International plc
Morgan Stanley & Co. International plc
UBS AG London Branch

Senior Co-Managers:	MUFG Securities (Europe) N.V.
SMBC Bank International plc
Standard Chartered Bank
U.S. Bancorp Investments, Inc.
PNC Capital Markets LLC
Scotiabank (Ireland) Designated Activity Company

Co-Managers:	CAVU Securities LLC
Blaylock Van, LLC
Bridgeway Securities Corp.
Independence Point Securities LLC
Tigress Financial Partners LLC

-----

*We expect that delivery of the Notes will be made against payment therefor on November 10, 2025, which will be the third business day following the date of pricing of the Notes (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the date of delivery may be required, by virtue of the fact that the Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

**These ratings are not a recommendation to buy, sell or hold the Notes. The ratings may be subject to revision or withdrawal at any time by the relevant rating agency. Each of the ratings included herein should be evaluated independently of any other rating. No report of any rating agency is incorporated by reference herein.

The Notes will be represented by beneficial interests in fully registered permanent global notes (the “global notes”), which will be registered in the name of a nominee of, and shall be deposited on or about November 10, 2025 with, a common depositary for, and in respect of interests held through, Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”). Any Notes represented by global notes held by a nominee of Euroclear or Clearstream will be subject to the then applicable procedures of Euroclear and Clearstream, as applicable. Euroclear and Clearstream’s current practice is to make payments in respect of global notes to participants of record that hold an interest in the relevant global notes at the close of business (in London) on the date that is the clearing system business day (for these purposes, a day on which Euroclear and Clearstream are open for business) immediately preceding each applicable interest payment date.

5

This Pricing Term Sheet is not a prospectus for the purposes of Regulation (EU) 2017/1129, including the same as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020.

The communication of this Pricing Term Sheet and any other document or materials relating to the issue of the Notes is not being made, and such documents or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This Pricing Term Sheet is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Pricing Term Sheet and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this Pricing Term Sheet or any of its contents.

Relevant stabilization regulations including FCA/ICMA will apply.

The Issuer and the Parent have filed a registration statement (including the Prospectus and the Preliminary Prospectus Supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and Preliminary Prospectus Supplement in that registration statement and other documents the Issuer and the Parent have filed with the SEC for more complete information about the Issuer, the Parent and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, the Parent, the underwriters or any dealer participating in the offering will arrange to send you the Prospectus and Prospectus Supplement if you request it by calling Citigroup Global Markets Limited at +1 800-831-9146, Barclays Bank PLC at +1 888-603-5847; BNP PARIBAS at +44 0-20-7595-8222; J.P. Morgan Securities plc at +1 212 834 4533 (for investors in the U.S. and Canada) or +44 0-20-7134-1470 (for investors outside the U.S. and Canada) or Société Générale at +1 855-881-2108.

This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction where it is unlawful or where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the Notes.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another e-mail system.

6

SCHEDULE II

Underwriters	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2033 Notes to be Purchased	Principal Amount of 2038 Notes to be Purchased
Citigroup Global Markets Limited	€90,000,000	€138,000,000	€138,000,000
Barclays Bank PLC	82,500,000	126,500,000	126,500,000
BNP PARIBAS	82,500,000	126,500,000	126,500,000
J.P. Morgan Securities plc	82,500,000	126,500,000	126,500,000
Société Générale	82,500,000	126,500,000	126,500,000
BofA Securities Europe SA	31,125,000	47,725,000	47,725,000
Wells Fargo Securities International Limited	31,125,000	47,725,000	47,725,000
Deutsche Bank Aktiengesellschaft	30,000,000	46,000,000	46,000,000
Goldman Sachs & Co. LLC	30,000,000	46,000,000	46,000,000
HSBC Continental Europe	30,000,000	46,000,000	46,000,000
Mizuho International plc	30,000,000	46,000,000	46,000,000
Morgan Stanley & Co. International plc	30,000,000	46,000,000	46,000,000
UBS AG London Branch	30,000,000	46,000,000	46,000,000
MUFG Securities (Europe) N.V.	13,500,000	20,700,000	20,700,000
SMBC Bank International plc	13,500,000	20,700,000	20,700,000
Standard Chartered Bank	13,500,000	20,700,000	20,700,000
U.S. Bancorp Investments, Inc.	13,500,000	20,700,000	20,700,000
PNC Capital Markets LLC	10,125,000	15,525,000	15,525,000
Scotiabank (Ireland) Designated Activity Company	10,125,000	15,525,000	15,525,000
CAVU Securities LLC	3,000,000	4,600,000	4,600,000
Blaylock Van, LLC	2,625,000	4,025,000	4,025,000
Bridgeway Securities Corp	2,625,000	4,025,000	4,025,000
Independence Point Securities LLC	2,625,000	4,025,000	4,025,000
Tigress Financial Partners LLC	2,625,000	4,025,000	4,025,000
Total	€750,000,000	€1,150,000,000	€1,150,000,000

Underwriters	Principal Amount of 2045 Notes to be Purchased	Principal Amount of 2055 Notes to be Purchased
Citigroup Global Markets Limited	€90,000,000	€144,000,000
Barclays Bank PLC	82,500,000	132,000,000
BNP PARIBAS	82,500,000	132,000,000
J.P. Morgan Securities plc	82,500,000	132,000,000
Société Générale	82,500,000	132,000,000
BofA Securities Europe SA	31,125,000	49,800,000
Wells Fargo Securities International Limited	31,125,000	49,800,000
Deutsche Bank Aktiengesellschaft	30,000,000	48,000,000
Goldman Sachs & Co. LLC	30,000,000	48,000,000
HSBC Continental Europe	30,000,000	48,000,000
Mizuho International plc	30,000,000	48,000,000
Morgan Stanley & Co. International plc	30,000,000	48,000,000
UBS AG London Branch	30,000,000	48,000,000
MUFG Securities (Europe) N.V.	13,500,000	21,600,000
SMBC Bank International plc	13,500,000	21,600,000
Standard Chartered Bank	13,500,000	21,600,000
U.S. Bancorp Investments, Inc.	13,500,000	21,600,000
PNC Capital Markets LLC	10,125,000	16,200,000
Scotiabank (Ireland) Designated Activity Company	10,125,000	16,200,000
CAVU Securities LLC	3,000,000	4,800,000
Blaylock Van, LLC	2,625,000	4,200,000
Bridgeway Securities Corp	2,625,000	4,200,000
Independence Point Securities LLC	2,625,000	4,200,000
Tigress Financial Partners LLC	2,625,000	4,200,000
Total	€750,000,000	€1,200,000,000

II-1

SCHEDULE III

Schedule III(a)          Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Each electronic “road show” as defined in Rule 433(h) furnished to the Underwriters prior to use that the Underwriters, the Company and the Guarantor have agreed may be used in connection with the offering of the Securities.

Schedule III(b)          Additional Documents Incorporated by Reference:

None.

III-1

SCHEDULE IV

Citigroup Global Markets Limited
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB
United Kingdom
Facsimile: +44 (0) 20 7986 1927
Attn: Syndicate Desk

Barclays Bank PLC
1 Churchill Place
London E14 5HP
United Kingdom
Tel: +44 (0) 20 7773 9098
Attn: Debt Syndicate
Email: LeadManagedBondNotices@barclayscorp.com

BNP PARIBAS
16 boulevard des Italiens
75009 Paris
France
Tel: +44 (0) 20 7595 8222
Attn: Fixed Income Syndicate
Emails: dl.syndsupportbonds@uk.bnpparibas.com and
christian.stewart@us.bnpparibas.com

J.P. Morgan Securities plc
25 Bank Street
Canary Wharf
London E14 5JP
United Kingdom
Attn: Head of International Syndicate
Email: emea_syndicate@jpmorgan.com

Société Générale
Immeuble Basalte
17 Cours Valmy
CS 50318
92972 Paris La Défense Cedex
France
Tel: +33 (0)1 42 13 32 16
Attn: Syndicate Desk GLBA/SYN/CAP/BND
Email: eur-glba-syn-cap@sgcib.com

IV-1

SCHEDULE V

Citigroup Global Markets Limited
Barclays Bank PLC
BNP PARIBAS
J.P. Morgan Securities plc
Société Générale
BofA Securities Europe SA
Wells Fargo Securities International Limited
Deutsche Bank Aktiengesellschaft
Goldman Sachs & Co. LLC
HSBC Continental Europe
Mizuho International plc
Morgan Stanley & Co. International plc
UBS AG London Branch
MUFG Securities (Europe) N.V.
SMBC Bank International plc
Standard Chartered Bank
U.S. Bancorp Investments, Inc.
PNC Capital Markets LLC
Scotiabank (Ireland) Designated Activity Company
CAVU Securities LLC
Blaylock Van, LLC
Bridgeway Securities Corp
Independence Point Securities LLC
Tigress Financial Partners LLC

V-1